SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
December 31, 2018

Evolving Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34261 (Commission File Number)	84-1010843 (I.R.S. Employer Identification No.)

9800 Pyramid Court, Suite 400, Englewood, Colorado 80112

(Address of principal executive offices)

Registrant’s telephone number, including area code: (303) 802-1000

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933

(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                                              ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

ITEM 8.01           OTHER EVENTS

The Board of Directors has determined that the 2019 Annual Meeting of Stockholders of Evolving Systems, Inc. (the “Company”) will be held at a date consistent with past practice rather than on February 27, 2019, as previously announced in its Form 10-Q filed on November 13, 2018 and has designated June 19, 2019 as the rescheduled date for the 2019 Annual Meeting of Stockholders. The Company has set January 25, 2019 as the new deadline for the receipt of stockholder proposals submitted pursuant to Rule 14a-8 of the Exchange Act, for inclusion in the Company’s proxy materials for the 2019 Annual Meeting. In order to be considered timely, such proposals must be in proper form and received by the Company’s Secretary at the Company’s principal executive offices located at 9800 Pyramid Court, Suite 400, Englewood, Colorado 80112 on or before January 25, 2019.  A stockholder proposal or nomination for director for consideration at the 2019 Annual Meeting but not included in the proxy materials must be received by the Company’s Secretary no earlier than March 15, 2019 and no later than April 14, 2019.  The submission of a stockholder proposal does not guarantee that it will be presented at the Annual Meeting.  Stockholders interested in submitting a proposal are advised to contact knowledgeable legal counsel with regard to the detailed requirements of applicable federal securities laws and Evolving Systems’ bylaws, as applicable.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  January 4, 2019

Evolving Systems, Inc.

By:	/s/ MARK P. SZYNKOWSKI
Mark P. Szynkowski
Senior Vice President of Finance